EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants of Amnis Systems Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 18, 2003 relating to the financial statements of Amnis Systems Inc. for the years ending December 31, 2002 and 2001 filed with the Securities and Exchange Commission, to be included in a Form SB-2 registration statement to be filed with the Securities and Exchange Commission on approximately October 7, 2003.




/s/ Stonefield  Josephson,  Inc.


STONEFIELD  JOSEPHSON,  INC.
Certified  Public  Accountants

Santa  Monica,  California

October 7, 2003